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                                                                    EXHIBIT 99.2

[SOLOMON ASSOCIATES INC. LOGO]

                         CONSENT OF SOLOMON ASSOCIATES

We consent to the incorporation by reference in this registration statement of Conoco Inc. on Form S-1 filed pursuant to Rule 462(b) on or about October 22, 1998 of our consent dated September 25, 1998 regarding the references to us under the headings "Downstream" and "Europe-Refining" and the reference to us as "an independent benchmarking company."

/s/ DAVID M. WOMACK

David M. Womack
Chief Operating Officer
Solomon Associates, Inc.
Dallas, Texas
October 21, 1998